EXPLANATORY NOTE

This Amendment No. 1 is being filed solely for the purpose of correcting the following two typographical errors in tables on pages 11 and 12 of the Proxy Statement for our 2008 Annual Meeting of Stockholders: (i) the Fiscal Year 2008 Summary Compensation Table on page 11 was previously missing the Salary column (c) and (ii) the second sentence to footnote (3) under the Fiscal Year 2008 Grants of Plan-Based Awards table on page 12 incorrectly stated that "Mr. Condo received a bonus payment in fiscal year 2009 of $25,000 which was earned under the fiscal 2008 plan." This should have read "Mr. Jones received a bonus payment in fiscal year 2009 of $25,000 which was earned under the fiscal 2008 plan." The corrected Proxy Statement follows this Explanatory Note.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☑	Definitive Proxy Statement
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CONVERA CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
Annual Meeting of Stockholders to be Held
PROXY STATEMENT
Item 1 ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
OTHER MATTERS

CONVERA CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
to be held on July 24, 2008

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Convera Corporation, a Delaware corporation (“Convera” or the “Company”), will be held at Convera’s corporate headquarters, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182, at 10:00 a.m. local time, on July 24, 2008 for the following purposes:

1. To elect eleven directors of the Company for terms expiring at the 2009 Annual Meeting.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on May 28, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

By Order of the Board of Directors,

/s/  Matthew G. Jones

Matthew G. Jones
Chief Financial Officer, Treasurer & Secretary

Dated: May 30, 2008

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD

CONVERA CORPORATION
1921 Gallows Road, Suite 200
Vienna, Virginia 22182

Annual Meeting of Stockholders to be Held
on July 24, 2008

PROXY STATEMENT

This Proxy Statement is furnished to stockholders in connection with the solicitation by the Board of Directors of Convera Corporation, a Delaware corporation (the “Company” or “Convera”), of proxies for use at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held on July 24, 2008 at 10:00 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at Convera Corporation’s corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. The proxy solicitation materials are being mailed to stockholders on or about June 18, 2008.

The Board of Directors has fixed May 28, 2008 as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting. On that day, there were outstanding 53,327,033 shares of Convera Class A common stock and approximately 913 holders of record.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the record date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the enclosed form of proxy for use at the Annual Meeting. The proxy may be revoked by a stockholder at any time prior to the exercise thereof, and any stockholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld).

Convera’s Annual Report for the fiscal year ended January 31, 2008 is enclosed with this Proxy Statement for each stockholder.

Item 1

ELECTION OF DIRECTORS

General

Eleven individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

The persons named in the proxy, who have been designated by the Company’s management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.

Information Concerning Directors and Nominees

Information regarding each nominee for director is set forth in the following table:

Name	Age	Position
Ronald J. Whittier	72	Chairman
Patrick C. Condo	51	President, Chief Executive Officer and Director
Herbert A. Allen	68	Director
Herbert A. Allen III	40	Director
Eli S. Jacobs	70	Director
Donald R. Keough	81	Director
Ajay Menon	46	Director
Carl J. Rickertsen	48	Director
Jeffrey White	60	Director
John C. Botts	67	Director
Alexander F. Parker	43	Director

Ronald J. Whittier has been Chairman of the Company since the effective date of the business combination transaction (the “Combination”) of the former Excalibur Technologies Corporation (“Excalibur”) and Intel Corporation’s (“Intel”) Interactive Media Services division which created the Company on December 21, 2000 and was Chief Executive Officer from December 21, 2000 through April 5, 2001. Mr. Whittier is a founder and Chairman of TechFutures, a non-profit school, and has held that position since 1999. Mr. Whittier formerly held the position of Senior Vice President of Intel and General Manager of Intel’s Interactive Media Services division from 1999 until December 21, 2000. From 1995 to 1999, he was responsible for coordinating Intel’s various activities in content, applications and authoring tools. Prior to 1995, he held various jobs at Intel, including manager of Intel Architecture Labs, Director of Corporate Marketing and general manager of the Memory Products Division. Mr. Whittier joined Intel in 1970.

Patrick C. Condo has been President and a director of the Company since the effective date of the Combination on December 21, 2000 and was appointed to the additional position of Chief Executive Officer on April 5, 2001. Mr. Condo was formerly President and Chief Executive Officer of Excalibur since November 1995 and a director since January 1996, in each case through the effective date of the Combination. Mr. Condo was President of Excalibur from May 1995 to November 1995. He became Executive Vice President of Excalibur in January 1995 after serving as the Director of Business Development from November 1992.

Herbert A. Allen has been a director of the Company since the effective date of the Combination on December 21, 2000 and was a director of Excalibur since June 2000. He has been President, Chief Executive Officer, Managing Director and a director of Allen & Company Incorporated, a privately-held investment firm, for more than the past five years. He is a member of the Board of Directors of The Coca-Cola Company. He is the father of Herbert A. Allen III.

Herbert A. Allen III has been a director of the Company since January 2002. He has been President of Allen & Company LLC, an investment banking firm and broker-dealer affiliated with Allen & Company Incorporated, since September 2002. Prior to that, he was a Vice-President and later an Executive Vice President and a Managing Director of Allen & Company Incorporated since 1993. Prior to 1993, Mr. Allen was employed by T. Rowe Price, an investment management firm, and Botts & Company Limited, a funds management and investment company. He is the son of Herbert A. Allen.

Eli S. Jacobs has been a director of the Company since February 2002. He has been a private investor for more than the past five years.

Donald R. Keough has been a director of the Company since January 2002. He was Chairman of Excalibur from June 1996 until the Combination. Since 1993, Mr. Keough has been Chairman of DMK International, an investment company, and of Allen & Company Incorporated. Mr. Keough has also been Chairman of Allen & Company LLC since September 2002. Mr. Keough also serves on the Board of Directors of Berkshire Hathaway Inc., The Coca-Cola Company and InterActiveCorp.

Ajay Menon has been a director of the Company since December 2005. Mr. Menon has served as the Dean of the College of Business at Colorado State University since July 2002. Mr. Menon, who has taught at the College of Business at Colorado State University since 1991, served as the Associate Dean of Academic and Executive Programs for the three years preceding his appointment as Dean. Mr. Menon received his bachelor’s in chemistry from the University of Bombay in India in 1982, his master’s in business administration from the University of Texas in 1986 and his doctorate in marketing from the University of North Texas-Denton in 1991.

Carl J. Rickertsen has been a director of the Company since April 2003. Since January 2004, Mr. Rickertsen has been a Managing Partner at Pine Creek Partners, an investment firm. From 1994 to 2003, Mr. Rickertsen was Chief Operating Officer of Thayer Capital, an investment firm. He also serves on the Board of Directors of MicroStrategy Incorporated, a software company, and United Agri-Products.

Jeffrey White has been a director of the Company since May 2003. Since February 2003, Mr. White has been President of Fare Play, Inc., a consulting company to major league baseball teams. He was self-employed as a consultant from April 2002 until February 2003. From 1991 through 2002, Mr. White served as Senior Vice President and Chief Financial Officer for Major League Baseball, Office of the Commissioner.

John C. Botts has been a director of the Company since June 2006. Since 1987, Mr. Botts has been Chairman of Botts & Company Limited, a London based private equity investment company. Mr. Botts is also a director of United Business Media PLC, Euromoney Institutional Investor PLC, Tisbury Europe Master Fund Ltd. and SpinVox Ltd.

Alexander F. Parker has been a director of the Company since June 2006. Since 2007 Mr. Parker has been the Director of Research Computing in the Humanities at Harvard University. Between 2004 and 2007 Mr. Parker was an independent consultant. From 2001 to 2004, Mr. Parker was Chief Executive Officer of Global Education Network (“GEN”), a developer of online multimedia courses, and was Vice President of GEN from 2000 to 2001. Prior to his GEN experience, Mr. Parker was employed at McKinsey & Company, developing training and educational software. From 1995 to 1998, Mr. Parker worked at Harvard University, developing multimedia CD-ROMs, web sites, and other electronic interventions for students, as well as lecturing on various technology subjects.

Information Concerning a Former Director

Sydney Pollack was a director of the Company from December 2005 until his death in May 2008. Mr. Pollack was a film director, producer, and actor whose work over the past 30 years earned 46 Academy Award nominations. He was the Chief Executive Officer of Mirage Enterprises, a producer of films. He served on the boards of KCET, public broadcasting of Los Angeles, and the Motion Picture Television Fund. He was a founding member of the Sundance Institute and the Chairman Emeritus of the American Cinematheque.

Information Concerning the Board of Directors and Its Committees

The Board of Directors held 4 meetings during the fiscal year ended January 31, 2008. Each incumbent director attended more than 75% of the aggregate number of meetings of the Board of Directors and appropriate committees held during fiscal year 2008, with the exception of Mr. John Botts.

As required under the NASDAQ Global Market (“NASDAQ”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent” as defined in Rule 4200 of the NASDAQ listing standards, as affirmatively determined by the board of directors. Our Board of Directors consults with our outside counsel to ensure that the Board of Directors’ determinations are consistent with all relevant laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Management has reviewed the directors’ responses to a questionnaire asking about their transactions, relationships and arrangements with the Company (and those of their immediate family members) and other potential conflicts of interest. Other than as set forth below, these questionnaires did not disclose any transactions, relationships or arrangements that question the independence of our directors. After reviewing this information, our Board of Directors has determined that the following directors, which constitute a majority of the Board of Directors, are independent directors within the meaning of the applicable NASDAQ rules: Messrs. Eli S. Jacobs, Ajay Menon,  Carl J. Rickertsen, Jeffrey White, John Botts and Alexander Parker.

The Board of Directors has standing Audit, Compensation, Nominating, Corporate Governance and Executive Committees. For additional information on the Company’s corporate governance, including the charters approved by the Board for the Audit Committee, the Compensation Committee and the Nominating Committee and the Code of Business Conduct and Ethics, please visit the Corporate Governance area of the Company’s website at www.convera.com.

The Audit Committee currently consists of Mr. Ajay Menon, Mr. Carl J. Rickertsen and Mr. Jeffrey White (Chairman). The Board has determined that all members of the audit committee are independent directors under NASDAQ rules and each of them is able to read and understand fundamental financial statements. The Board has determined that Mr. White qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (“SEC”). The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of our accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee is governed by a written charter, a copy of which is attached hereto as Exhibit A and is also available on the Company’s website at www.convera.com. The Audit Committee met 9 times during the fiscal year ended January 31, 2008.

The Compensation Committee is currently composed of four directors, Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White. The Board has determined that all members of the Compensation Committee are independent directors under NASDAQ rules. The Compensation Committee administers management compensation and makes recommendations in that regard to the Board of Directors and administers the Company’s stock option plans. The Compensation Committee is governed by a written charter, a copy of which is available on the Company’s website at www.convera.com. The Compensation Committee met 4 times in fiscal year 2008.

The Nominating Committee is currently composed of two directors, Mr. Alexander F. Parker and Mr. Carl J. Rickertsen (Chairman), and formerly included Mr. Sydney Pollack. The members of the Nominating Committee are deemed independent under NASDAQ rules. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors. The Nominating Committee is governed by a written charter, a copy of which is available on the Company’s website at www.convera.com. The Nominating Committee met one time in fiscal year 2008.

The Corporate Governance Committee is currently composed of three directors, Mr. Herbert A. Allen III, Mr. Donald R. Keough (Chairman) and Mr. Ronald J. Whittier. The purpose of the Corporate Governance Committee is to review and assess the Company’s Code of Ethics and Conduct and recommend changes, if so warranted, develop and recommend to the Board additional corporate governance principles applicable to the Company and provide oversight with respect to corporate governance and ethical conduct.

The Executive Committee is currently composed of four directors, Mr. Herbert A. Allen (Chairman), Mr. Patrick C. Condo. Mr. Eli Jacobs and Mr. Ronald J. Whittier. The Executive Committee has the authority to consider matters arising between Board meetings and to make recommendations to the full Board, but does not have the authority to act in lieu of the full Board. The Executive Committee does not operate pursuant to a written charter.

Director Compensation

Each non-employee director is paid or entitled to $4,000 for attending each meeting of the Board of Directors at which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. In addition, all directors are eligible for reimbursement of their expenses in attending meetings of the Board of Directors. Members of the Audit Committee are also paid or entitled to $4,000 for attending each Audit Committee meeting for which there is a quorum, whether in person or by telephone, up to a maximum of $20,000 per fiscal year. Further, each non-employee director is granted options to purchase 25,000 shares of Convera common stock upon becoming a director. Such options vest in six semi-annual installments over three years and have a term of ten years.

During the fiscal year ended January 31, 2008, and for the prior two fiscal years, the Company paid Mr. Ronald J. Whittier, Chairman of the Board of Directors, a salary of $100,000 and provided Mr. Whittier with customary employee benefits for his services to the Company.

Employee directors receive no additional compensation for serving on the Board of Directors.

The following table sets forth all of the compensation awarded to, earned by, or paid to each person who served as a director during the fiscal year ended January 31, 2008, other than a director who also served as a named executive officer.

	Fees Earned
	or Paid in	Option	All Other
	Cash	Awards	Compensation		Total
Name	($)	($)(1)	($)		($)

Ronald J. Whittier	100,000	23,005	4,000	(2)	127,005
Herbert A. Allen	16,000	—	—		16,000
Herbert A. Allen III	16,000	—	—		16,000
Eli S. Jacobs	16,000	25,747	—		41,747
Donald R. Keough	16,000	—	—		16,000
Ajay Menon	36,000	29,769	—		65,769
Sydney Pollack	12,000	29,769	—		41,769
Carl J. Rickertsen	36,000	25,747	—		61,747
Jeffrey White	36,000	29,402	—		65,402
John C. Botts	4,000	29,769	—		33,769
Alexander F. Parker	16,000	29,769	—		45,769

(1)
Represents the amount of stock-based compensation expense recognized by the Company for the year ended January 31, 2008 under FAS 123(R) on options granted during the fiscal year and in prior years to directors. The Company’s stock-based compensation expense under FAS 123(R) includes estimates of expected forfeitures, which have not been included in the amounts reported in this table. For more information, including a discussion of valuation assumptions, see Note 10 “Employee Benefit Plans” in the notes to our consolidated financial statements contained in our Annual Report on Form 10-K filed with the SEC on April 2, 2008.

(2)	This amount consists of Company matching contributions to the Company’s 401k plan.

Communication with Directors

Stockholders who wish to communicate with the entire Board, the non-management Directors as a group or the Chairs of any of the Board committees may do so telephonically by calling (877) 888-0002 or by mail c/o Corporate Secretary, Convera Corporation, 1921 Gallows Road, Suite 200, Vienna, Virginia 22182. Communications are initially routed to the Chairman of the Audit Committee and outside counsel and, thereafter, are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

The Company has a policy of encouraging directors to attend the annual stockholder meetings but such attendance is not required.  Two of the Company’s directors attended the 2007 Annual Meeting.

Director Nomination

Criteria for Board Membership.  In selecting candidates for appointment or re-election to the Board, the Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that members of the Company’s Audit Committee meet the financial literacy and sophistication requirements under the NASDAQ rules and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for Director are selected on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees.  The Nominating Committee will consider written proposals from stockholders for nominees for Director. Any such nominations should be submitted to the Nominating Committee c/o the Secretary of the Company and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (the “Exchange Act”) (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals To Be Presented at Next Annual Meeting” below.

Process for Identifying and Evaluating Nominees.  The Nominating Committee believes the Company is well-served by its current Directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the Nominating Committee will renominate incumbent Directors who continue to be qualified for Board service and are willing to continue as Directors. If a vacancy on the Board occurs between annual stockholder meetings, the Nominating Committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the Nominating Committee deems appropriate, a third-party search firm. The Nominating Committee will evaluate each candidate’s qualifications and check relevant references; in addition, such candidates will be interviewed by the Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a Director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a Director. Although the Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2008 Annual Meeting.  Each of the nominees listed in this Proxy Statement are current Directors standing for re-election.

Code of Business Conduct and Ethics

The Company has adopted a written code of conduct and ethics (the “Code”) which is applicable to all of the Company’s officers, directors and employees, including the Company’s Chief Executive Officer and Chief Financial Officer (collectively, the “Senior Officers”). In accordance with the rules and regulations of the SEC and the rules of NASDAQ, a copy of the Code has been posted on the Company’s website at http://www.convera.com. The Company intends to disclose any changes in or waivers from the Code applicable to any Senior Officers on its website or by filing a Form 8-K.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White.  None of the Compensation Committee members is an officer or employee of the Company or its subsidiaries, and none has ever been an officer of the Company.  No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Certain Relationships and Related Transactions

Since February 1, 2007, there has not been, nor is there currently planned, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeds $120,000 and in which any director, executive officer or holder of more than 5% of our capital stock or any member of such person’s immediate family had or will have a direct or indirect material interest other than agreements which are described under the caption “Executive Compensation” and the transactions described below.

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving any transaction with an executive officer, director, principal stockholder or any of such persons’ immediate family members or affiliates in which the amount involved exceeds $120,000. The Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited to, the risks, costs and benefits to the Company, the terms of the transaction, the availability of other sources for comparable services or products.

On March 31, 2007, the Company agreed to sell the assets of its Enterprise Search business to Fast Search & Transfer (“FAST”) for $23.0 million.  The transaction closed on August 9, 2007, with FAST assuming certain obligations of the business and retaining certain employees serving the Company’s Enterprise Search customers. Allen & Company LLC, an investment banking firm affiliated with certain of the Company’s directors, acted as a financial advisor to the Company with respect to the transaction and  received 1.5% of the consideration plus expenses, which totaled $349,000.  Mr. Herbert A. Allen III is President of Allen & Company LLC and Mr. Donald R. Keough is Chairman of Allen & Company LLC.  Mr. Herbert A. Allen is President, Chief Executive Officer, and a director of Allen & Company Incorporated, which is affiliated with Allen & Company LLC.

The Company has entered into indemnification agreements with the Company’s directors and certain officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law. The Company also intends to enter into these agreements with the Company’s future directors and certain future officers.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The members of the Compensation Committee of the Board of Directors currently consist of Mr. Ajay Menon (Chairman), Mr. Eli Jacobs, Mr. John Botts and Mr. Jeffrey White. All Compensation Committee members have been and currently are independent nonemployee directors as defined under Rule 16b-3 of the Securities Exchange Act of 1934 and satisfy the director independence requirements of the NASDAQ rules and the definition of “outside director” under Section 162(m) of the Internal Revenue Code. No special expertise in compensation matters is required for appointment to the Compensation Committee.

The Compensation Committee is responsible for all components of the Company’s executive compensation program and for administering all stock option plans under which stock option grants may be made to executive officers. On an annual basis, the Compensation Committee evaluates the performance and compensation of the Company’s Chief Executive Officer. The Compensation Committee is also authorized to review and recommend the compensation of directors for approval by the full Board. The Compensation Committee took no action to modify director compensation in fiscal 2008.

The Compensation Committee’s charter can be found on the Company’s website at www.convera.com by first clicking on “Company” and then “Corporate Governance.” The charter can be modified by a decision of the Compensation Committee, subject to approval by the Board. The Compensation Committee has the authority on its own behalf to retain outside counsel and consultants as the Committee deems necessary it its sole discretion to advise the Committee on matters within the charter of the Committee and has the sole authority to approve such consultant’s fees and other terms of engagement. The charter gives the Compensation Committee the authority to make decisions on behalf of the Board with respect to matters within its jurisdiction and any other duties assigned to it by the Board. Under its charter, the Compensation Committee also has the authority to delegate to a subcommittee of its members any of its functions, duties and authority but has not done so.

The Compensation Committee meets quarterly in conjunction with regularly scheduled Board meetings, and also holds meetings via conference call when deemed necessary by the Committee or its chairperson. The agendas are determined through a collaborative process involving the Compensation Committee chairperson, the Chairman of the Board of Directors and the Company’s Chief Executive Officer, who sometimes are invited to attend meetings. These officers, if attending or participating in the meeting, are typically excused from the meeting when the Committee discusses their individual compensation or performance and during other executive sessions of the Committee. The Company’s outside counsel also attends the Compensation Committee’s meetings.

Compensation Consultant/Role of Executives

Although the Compensation Committee intends to retain outside consultants in the future, it did not retain an outside consultant in fiscal year 2008.

Compensation Philosophy

The foundation of the executive compensation program is based on principles designed to align compensation with the Company’s business strategy, values and management initiatives. The program is implemented through three key elements:

•	attract and retain key executives who are critical to the long-term success of the Company;

•	integrate compensation programs which link compensation with the Company’s annual strategic planning and measurement processes to support a performance-oriented environment; and

•	tie meaningful compensation opportunities to the creation of additional shareholder value.

The Compensation Committee aims to achieve the first element by paying executive personnel a market base salary. Offering market base salary is designed to provide executive personnel with the benefits of a stable base compensation that is comparable to what they would receive from most of our competitors. The Compensation Committee attempts to achieve the second element through the adoption of an annual variable incentive plan, which ties annual bonus payments to specified annual performance objectives. The Committee endeavors to accomplish the third element by providing executive personnel with meaningful equity compensation awards in order to align executives’ incentives with stockholder value creation.

Components of Executive Compensation

In order to further these objectives, for fiscal year 2008 the executive officer compensation program included three components (1) base salary, (2) an incentive bonus and (3)  long-term incentive compensation for the Company’s two executive officers.  The compensation policy of Convera is that a substantial portion of the annual compensation of each executive officer should relate to and be contingent upon the performance of Convera, as well as the individual contribution of each executive officer. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that Convera can continue to attract, retain and motivate key executives who are critical to the long-term success of Convera. The Compensation Committee does not employ outside consultants or utilize specific compensation surveys in evaluating competing company compensation policies or financial performance. Instead, the Compensation Committee members rely on their own experience and knowledge of Convera and its industry, as well as that of management and other board members, in evaluating such factors.

Base Salary.  The Compensation Committee determines the salary ranges for each of the executive officer positions based upon the scope, level, and strategic impact of the position, and on the historical pay levels of the particular executive officers, as well as information they may have for similarly positioned executive officers in comparable companies. Annual salary adjustments recognize sustained individual performance by the executive, with overall salary increase funding levels sensitive to both the individual’s and the Company’s performance. The Compensation Committee presents the salary recommendations for the Company’s executive officers to the Board of Directors for approval. In accordance with NASDAQ requirements, the independent directors must approve such compensation. These salary recommendations are based on the executive’s contribution to the Company, experience and expertise.  For fiscal 2008, no adjustments were made to executive officers’ base salaries.

Incentive Bonus.  The incentive bonus program provides for cash awards based upon achievement of certain strategic and business goals established during the year, the individual’s level of responsibility and the individual’s personal performance. In September 2007, the Compensation Committee implemented an annual bonus plan for its current executive officers, Patrick Condo, the Company’s President and Chief Executive Officer, and Matt Jones, the Company’s Chief Financial Officer, based upon the Company’s attainment of the following strategic targets: (1) revenue, (2) vertical sites launched (3) publisher contracts executed and (4) certain individual performance objectives. The relative weight of such targets for Mr. Condo and Mr. Jones were as follows: 22%, 22%, 22% and 34%, respectively.  The individual performance targets for each of the above named executive officers were segmented and weighted as well.  For Mr. Condo, the focus was on business development and the 34% weighting was evenly distributed between  revenue achievement,  the formation of strategic alliances and completion of the sale of the Retrievalware business.  For Mr. Jones, the focus was on Sarbanes-Oxley compliance and internal controls and the 34% weighting was evenly distributed between implementing agreed upon business policy changes, publishing the consolidated financial statements for the third and fourth quarters of fiscal 2008 without significant issues from the independent auditors or audit committee, and maintaining effective internal controls over financial reporting in compliance with Sarbanes-Oxley regulations.   For fiscal year 2008, the Chief Financial Officer earned 25% of his maximum achievable bonus under the incentive bonus program.  Additionally, the Chief Financial Officer received a spot bonus in recognition of his contribution towards completing the sale of the RetrievalWare business, which consisted of a stock option grant to purchase 15,000 shares.  The options were fully vested at the date of  grant.

The Company calculates and pays bonuses on an annual basis following the close of the fiscal year.

Long-Term Incentive Compensation.  For fiscal year 2008, there were no adjustments made to existing long-term incentive compensation for the Chief Executive Officer and the Chief Financial Officer.

CEO Compensation

Mr. Condo’s annual base salary for the fiscal year ended January 31, 2008 was $480,000.  Mr. Condo’s salary was determined by the Compensation Committee. As with each executive officer, Mr. Condo’s entire bonus potential for fiscal 2008 was based on the achievement of various strategic and corporate goals as described above.  Mr. Condo was paid a bonus in the form of shares of the Company’s common stock for fiscal 2008.  The bonus of  $41,750, which represented approximately 21% of Mr. Condo’s maximum annual bonus target for fiscal 2008 established by the Compensation Committee, equated to 21,802 shares of common stock.

Post-Termination Protection

The Company has provided for severance payments to executive officers from time to time through individual employment agreements with such officers. The Compensation Committee believes these severance benefits are important to protect the Company’s officers from being involuntary terminated prior to or after a change in control and that the amounts provided for in such agreements are reasonable in nature. In addition, the Compensation Committee believes that these severance benefits align executive and stockholder interests by enabling the executive officers to consider corporate transactions that are in the best interests of the stockholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the officers’ own employment. Information regarding these arrangements is provided in the section “Employment Agreements and Other Arrangements.”

Deductibility of Executive Compensation

In making compensation decisions affecting the executive officers, the Compensation Committee considers the Company’s ability to deduct under applicable federal corporate income tax law compensation payments made to executives. Specifically, the Committee considers the requirements and impact of Section 162(m) of the Internal Revenue Code, which generally disallows a tax deduction for annual compensation in excess of $1 million paid to our named executive officers. Certain compensation that qualifies under applicable tax regulations as “performance-based” compensation is specifically exempted from this deduction rule. The Compensation Committee cannot assure that it will be able to fully deduct all amounts of compensation paid to persons who are named executive officers in the future. Further, because the Compensation Committee believes it is important to preserve flexibility in designing its compensation programs, it has not adopted a policy that all compensation must qualify as deductible under Section 162(m). The cash compensation that the Company paid to each of its named executive officers during fiscal year 2008 was below $1,000,000. The Company believes that stock options granted to named executive officers under the Company’s stock option plans would qualify as “performance-based compensation” and therefore are Section 162(m) qualified.

Accounting for Stock-Based Compensation

On February 1, 2007, the Company adopted the fair value recognition provisions of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment”, to account for all stock grants under all of its stock plans.

Compensation Committee Report1

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with management and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the members of the Compensation Committee:

Ajay Menon (Chairman)
Eli Jacobs
John Botts
Jeffrey White

Executive Officers of the Registrant

The Board of Directors appoints the executive officers of the Company to serve until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Convera executive officers, Messrs. Condo and Jones. There are no family relationships between any of the executive officers of the Company.

Name	Age	Position
Patrick C. Condo	51	President and Chief Executive Officer
Matthew G. Jones	47	Chief Financial Officer, Treasurer & Secretary

See the discussion included in the preceding section for the business experience of Mr. Condo.

Matthew G. Jones has been the Company’s Chief Financial Officer, Treasurer and Secretary since July 2006. Mr. Jones served as the Company’s Vice President of Finance from April 2006 until July 2006. Prior to joining the Company in April 2006, Mr. Jones was Chief Financial Officer, Treasurer and Secretary  of Space Adventures since July 2001 and held a number of senior financial management positions with several  publicly-traded and private companies from 1992 through 2001. Mr. Jones is a certified public accountant with seven years of public accounting experience at Price Waterhouse.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fiscal Year 2008 Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to our “principal executive officer” and “principal financial officer” (collectively, our “Named Executive Officers”).

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)		(f)(1)	(g)	(i) (2)	(j)

Patrick C. Condo	2008	480,000	—	254,550	(3)	623,104	—	8,750	1,366,404
President & CEO	2007	480,000	—	699,200		612,151	83,350	7,500	1,882,201

Matthew G. Jones	2008	250,000	—	25,000	(4)	236,058	—	6,900	517,958
Chief Financial Officer	2007	144,993	—	—		57,073	8,600	4,871	215,537

(1)
The amounts in this column represent the dollar amount recognized for financial statement reporting purposes with respect to the 2008 fiscal year in accordance with FAS 123R. The Company’s stock-based compensation expense recognized under FAS 123R reflects an estimated forfeiture rate relating to service based vesting conditions.  The values recognized in the “Option Awards” and “Stock Awards” columns above do not reflect such estimated forfeitures. See Stock-based Compensation in Note 2 of the notes to our consolidated financial statements in our Annual Report on Form 10-K filed on April 2, 2008 for a discussion of all assumptions made by the Company in determining the FAS 123R values of its equity awards.

(2)	This amount consists of matching contributions to the Company’s 401(k) plan.

(3)	This amount includes a bonus earned by Mr. Condo in the amount of $41,750 pursuant to the fiscal year 2008 incentive bonus program, which was paid in shares of common stock of the Company.

(4)	Mr. Jones earned a bonus in the amount of $25,000 pursuant to the fiscal year 2008 incentive bonus program, which was paid in shares of common stock of the Company.

Fiscal Year 2008 Grants of Plan-Based Awards

The following table sets forth each equity and non-equity award granted to our Named Executive Officers during fiscal year 2008.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Option Awards: Number of Securities Underlying	Exercise or Base Price	Grant Date Fair Value
	Grant	Threshold	Target	Maximum	Options	of Option	of Stock and
Name	Date	($)(1)	($)	($)	(#)	Awards ($/Sh)	Option Awards ($)
Patrick C. Condo (2)		5,000	200,000	200,000

Matthew G. Jones (3)		5,000	100,000	100,000
	8/21/07				15,000	3.30	18,921

(1)	Represents the minimum amounts payable for achievement under the plan.

(2)
Mr. Condo was eligible to receive a target cash bonus of $200,000 and a maximum cash bonus of $200,000 pursuant to the fiscal 2008 annual bonus plan.  Mr. Condo  received a bonus payment in fiscal year 2009 of $41,750 which was earned under the fiscal 2008 plan.  The bonus was paid in shares of common stock of the Company.

(3)
Mr. Jones was eligible to receive a target cash bonus of $100,000 and a maximum cash bonus of $100,000 pursuant to the fiscal 2008 annual bonus plan.  Mr. Jones  received a bonus payment in fiscal year 2009 of $25,000 which was earned under the fiscal 2008 plan.  The bonus was paid in shares of common stock of the Company.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table sets forth information regarding each unexercised option previously awarded to our Named Executive Officers as of January 31, 2008.

	Option Awards
	Number of		Number of
	Securities		Securities
	Underlying		Underlying
	Unexercised		Unexercised	Option	Option
	Options (#)		Options (#)	Exercise	Expiration
Name	Exercisable		Unexercisable	Price ($)	Date
Patrick C. Condo	100,000		—	4.38	4/27/2010
	175,000		—	4.38	12/17/2009
	429,700		—	4.38	6/8/2011
	562,500	(1)	187,500	4.71	11/30/2014

Matthew G. Jones	18,750	(2)	31,250	5.51	7/18/2016
	9,374	(3)	15,626	5.58	7/24/2016
	56,250	(4)	168,750	4.435	12/6/2016
	15,000	(5)	—	3.30	8/21/2017

Fiscal 2008 Option Exercises and Stock Vested Table

The following table sets forth the information with respect to the Named Executive Officers concerning  stock vested for the fiscal year ended January 31, 2008.  Neither of the Named Executive Officers exercised options during fiscal 2008.

Stock Awards
Number of
Shares
	Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)

Patrick C. Condo	101,325	607,500

Matthew G. Jones	—	—

Potential Payments Upon Termination or Change in Control

See “Employment Agreements and Other Arrangements” below for a discussion of the potential payments due to each of our Named Executive Officers upon a termination or change in control.

Equity Compensation Plan Information

The following table sets forth, as of January 31, 2008, information with respect to our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a) (c)

Equity compensation plans approved by security holders:
Convera Employee Stock Purchase Plan	5,354,756	$4.79	11,307,962
Equity compensation plans not approved by security holders:	None	N/A	N/A

(1) For purposes of calculating the weighted-average exercise price, deferred shares have been excluded because there is no exercise price.

Employment Agreements and Other Arrangements

On November 14, 2005, the Board of Directors of the Company approved a new employment agreement for the Company’s President and Chief Executive Officer, Patrick C. Condo.  Mr. Condo’s employment agreement provides for an at-will employment arrangement, under which his annual base salary is $480,000 and he is eligible for a bonus of up to $200,000 per fiscal year based upon performance targets to be established by the Company’s Board of Directors. In addition, Mr. Condo’s employment agreement includes the following severance arrangements:

(a) If Mr. Condo’s employment is terminated without cause or he resigns for good reason (as such terms were defined by the Board), Mr. Condo will be entitled to 18 months of salary continuance, 1.5 times his target bonus for the year of termination, 18 months’ accelerated vesting of all options held by Mr. Condo and 18 months’ medical benefits coverage (either by reimbursement, continued coverage or replacement coverage) (collectively, the “Severance Benefits”). In addition, the 600,000 restricted stock award made to Mr. Condo pursuant to an agreement dated May 20, 2003, as amended on May 18, 2004 (the “Restricted Stock Award”), which otherwise vest on each consecutive one-year anniversary of the date of grant, will vest in full upon termination without cause and will be subject to 18 months’ additional vesting in the event he resigns for good reason. In order for Mr. Condo to receive the above benefits, he will be required to release the Company from all claims and agree to an 18-month non-compete and non-solicitation agreement.

(b) If Mr. Condo is terminated without cause or resigns for good reason within 18 months following a change of control of the Company, he will receive the same Severance Benefits described above. In addition, upon a change of control of the Company, the unvested portion of the Restricted Stock Award will vest in full.

On December 6, 2006, the Company entered into an at-will employment agreement with Matthew G. Jones, whereby Mr. Jones agreed to act as the Company’s Executive Vice President, Chief Financial Officer and Treasurer. Under his agreement, Mr. Jones’s base salary is $250,000 and he is eligible for a bonus of up to $100,000 per fiscal year, depending upon the Company’s actual performance compared to the Company’s operating plan. The agreement provided Mr. Jones a grant of options to purchase 225,000 shares of the Company’s common stock pursuant to the Company’s 2000 Stock Option Plan. Mr. Jones’s options vest 12.5% every six months and such vesting accelerates upon a change of control event affecting the Company. Under his employment agreement, if Mr. Jones’s employment is terminated by the Company (other than for reasons set forth in the agreement) or by Mr. Jones (in circumstances where he is entitled to do so under the agreement), the Company shall pay Mr. Jones any unpaid base salary, unreimbursed business expenses and accrued vacation through the termination date, as well as a lump sum amount equal to any bonus earned but not paid and up to one year of his then-current base salary, with such payment vesting one month for each month that Mr. Jones served as Chief Financial Officer, up to the referenced one year.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 30, 2008, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company’s common stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of April 30, 2008.

	Amount and Nature		Percent
	of Beneficial		of Class
Name and Address of Beneficial Owner	Ownership(1)		Owned

Allen Holding Inc.	11,728,587	(2)	22.0%
LMM LLC	5,555,556	(3)	10.4%
Ashford Capital Management, Inc.	6,593,774	(4)	12.4%
Susan K. Allen	3,170,369	(5)	5.9%
Ronald J. Whittier	1,359,771	(6)	2.5%
Herbert A. Allen	17,276,457	(7)	32.4%
Herbert A. Allen III	311,228	(8)	*
Eli S. Jacobs	30,834	(9)	*
Donald R. Keough	684,166	(10)	1.3%
Ajay Menon	12,501	(11)	*
Sydney Pollack	69,501	(12)	*
Carl J. Rickertsen	65,000	(13)	*
Jeffrey White	85,000	(14)	*
John C. Botts	12,501	(15)	*
Alexander F. Parker	12,501	(16)	*
Patrick C. Condo	1,721,905	(17)	3.1%
Matthew G. Jones	135,507	(18)	*
All directors and executive officers as a group ([13] persons)	21,776,872	(19)	38.9%

*	Represents less than one percent of the outstanding common stock.

(1)	To the Company’s knowledge, each person or entity listed has sole voting and investment power as to the shares indicated, except as described below.

(2)
Includes shares owned by Allen & Company Incorporated (“ACI”), a wholly-owned subsidiary of Allen Holding Inc. (“AHI”). Does not include any shares held directly by Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with AHI and ACI may be considered a “group,” as such term is defined by Section 13(d) of the Securities Exchange Act of 1934 (“Section 13(d)”), and as disclosed in the Amendment No. 4 on Schedule 13D filed by such parties with the SEC on July 14, 2005. The address for AHI is 711 Fifth Avenue, NY, NY 10022.

(3)
As reported in an Amendment No. 4 to Schedule 13G filed with the SEC by LMM, LLC and Legg Mason Opportunity Trust on February 14, 2008. The address for this holder is 100 Light Street, Baltimore, MD 21202.

(4)	As reported in an Amendment No. 3 to Schedule 13G filed with the SEC by Ashford Capital Management, Inc. on February 14, 2008. The address for this holder is P.O. Box 4172, Wilmington, DE 19807.

(5)
Does not include shares owned by AHI, ACI, Herbert A. Allen, Herbert A. Allen III, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Ms. Allen may be considered a “group,” as such term is defined by Section 13(d). The address for Ms. Allen is 711 Fifth Avenue, NY, NY 10022.

(6)	Includes outstanding options to purchase 925,000 shares, which were exercisable on or within 60 days of April 30, 2008.

(7)
Includes the shares held directly by AHI, ACI and Allen SBH Investments LLC (“SBH”). Mr. Allen, a stockholder and the President and Chief Executive Officer of AHI, the President and Chief Executive Officer of ACI and a stockholder and the Managing Member, President and Chief Executive Officer of SBH, may be deemed a beneficial owner of the shares held by AHI, ACI and SBH. Mr. Allen disclaims beneficial ownership of the securities reported to be held by AHI, ACI and SBH, except to the extent of his pecuniary interest therein. Also includes 25,000 shares underlying outstanding stock options exercisable within 60 days held by Mr. Allen. Does not include shares owned by Herbert A. Allen III, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Allen, AHI, ACI and SBH may be considered a “group,” as such term is defined by Section 13(d).

(8)
Includes 196,667 shares owned by Allen & Company LLC, as to which Mr. Herbert A. Allen III shares voting and disposition authority. Also includes outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2008. Mr. Allen disclaims beneficial ownership of the shares held by Allen & Company LLC, except to the extent of his pecuniary interest therein. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Susan K. Allen, Bruce Allen, Donald R. Keough and certain of their affiliates, who together with Mr. Herbert A. Allen III may be considered a “group,” as such term is defined by Section 13(d).

(9)	Represents outstanding options to purchase 30,834 shares, which were exercisable on or within 60 days of April 30, 2008.

(10)
Includes 257,000 shares held by a family trust and 113,333 shares held by Keough Partners L.P., as to which Mr. Keough shares voting and disposition authority, and outstanding options to purchase 25,000 shares, which were exercisable on or within 60 days of April 30, 2008. Mr. Keough disclaims beneficial ownership of the securities held by the family trust and Keough Partners L.P., entities established for the benefit of his family. Does not include shares owned by AHI, ACI, SBH, Herbert A. Allen, Herbert A. Allen III, Susan K. Allen, Bruce Allen and certain of their affiliates, who together with Mr. Keough may be considered a “group,” as such term is defined by Section 13(d).

(11)	Represents outstanding options to purchase 12,501 shares, which were exercisable on or within 60 days of April 30, 2008.

(12)	Includes outstanding options to purchase 12,501 shares, which were exercisable on or within 60 days of April 30, 2008.

(13)	Represents outstanding options to purchase 65,000 shares, which were exercisable on or within 60 days of April 30, 2008.

(14)	Represents outstanding options to purchase 85,000 shares, which were exercisable on or within 60 days of April 30, 2008.

(15)	Represents outstanding options to purchase 12,501 shares, which were exercisable on or within 60 days of April 30, 2008.

(16)	Represents outstanding options to purchase 12,501 shares, which were exercisable on or within 60 days of April 30, 2008.

(17)	Includes outstanding options to purchase 1,360,950 shares, which were exercisable on or within 60 days of April 30, 2008.

(18)	Includes outstanding options to purchase 127,498 shares, which were exercisable on or within 60 days of April 30, 2008.

(19)
Includes outstanding options to purchase 2,719,286 shares, which were exercisable on or within 60 days of April 30, 2008. Also includes the shares held by the entities described in footnotes (7), (8) and (10) above deemed to be beneficially owned by Herbert A. Allen, Herbert A. Allen III and Donald R. Keough, respectively.

Report of the Audit Committee

The Audit Committee of the Board of Directors is comprised of three independent directors under the applicable rules of the SEC and NASDAQ. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with Ernst & Young LLP, the independent registered public accountants who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards including Statement on Auditing Standards No. 114 (The Auditor’s Communications with Those Charged with Governance). In addition, the Audit Committee has discussed with Ernst & Young LLP the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with Ernst & Young LLP the overall scope and plans for the audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended January 31, 2008 for filing with the SEC. Each year, the Audit Committee recommends to the Board of Directors the selection of Convera’s independent registered public accounting firm. The Audit Committee and the Board of Directors have recommended the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2009.

This report is submitted by the members of the Fiscal Year 2008 Audit Committee.

Jeffrey White (Chairman)
Ajay Menon
Carl J. Rickertsen

Independent Registered Public Accounting Firm and Fees

On the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2009. Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for the fiscal years ended January 31, 2008 and 2007.

	2008	2007

Audit Fees(1)	$562,547	$640,000
Audit-Related Fees(2)	102,500	210,122
Tax Fees(3)	—	—
All Other Fees	—	—
Total	$665,047	$850,122

(1)
Audit fees represent fees for professional services provided in connection with the audit of the Company’s financial statements and the effectiveness of internal control over financial reporting, review of the Company’s quarterly financial statements and audit services provided in connection with other statutory or regulatory filings.

(2)
Audit-related fees generally include fees for audits of the Company’s benefit plans, accounting advisory fees related to transactions impacting the Company’s financial statements and auditor consents required to be included in certain filings with the SEC.

(3)	Tax fees principally included tax advisory fees and tax compliance fees.

The Audit Committee has concluded that the provision of audit-related services listed above is compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve audit-related and non-audit services not prohibited by law to be performed by the Company’s independent registered public accounting firm and associated fees, provided that the Chair shall report any decision to pre-approve such audit-related or non-audit services and fees to the full Audit Committee at its next regular meeting.

Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during or with respect to the period from February 1, 2007 to January 31, 2008, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent stockholders were complied with on a timely basis.

Stockholder Proposals To Be Presented At Next Annual Meeting

In order to be considered for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting, stockholder proposals for such meeting must be received by the Company at its principal office no later than February 19, 2009 and must satisfy the conditions established by the SEC for stockholder proposals. If a stockholder intends to submit a proposal at next year’s Annual Meeting, which proposal is not intended to be included in the Company’s proxy statement and form of proxy relating to that meeting, the stockholder must give appropriate notice to the Company not later than April 14, 2009.   As to all such matters which the Company does not have notice on or prior to April 14, 2009, discretionary authority shall be granted to the persons designated in the Company’s proxy related to the 2009 Annual Meeting to vote on such proposal.

Stockholders Sharing the Same Address

In accordance with notices previously sent to many stockholders who hold their shares through a bank, broker or other holder of record (a “street name stockholder”) and share a single address, only one annual report and proxy statement is being delivered to that address unless contrary instructions from any stockholder at that address were received. This practice, known as “householding,” is intended to reduce the Company’s printing and postage costs. However, any such street name stockholder residing at the same address who wishes to receive a separate copy of this Proxy Statement or accompanying Annual Report to Stockholders may request a copy by contacting the bank, broker or other holder of record, or the Company’s Investor Relations Department at the Company’s principal place of business noted above. The voting instructions sent to a street name stockholder should provide information on how to request (1) householding of future Company materials or (2) separate materials if only one set of documents is being sent to a household. If it does not, a stockholder who would like to make one of these requests should contact the Company as described above.

OTHER MATTERS

Expenses of Solicitation

The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company.  Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

Discretionary Authority

The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting.  At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above.  If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

By Order of the Board of Directors,

/s/  Matthew G. Jones
Matthew G. Jones
Chief Financial Officer, Treasurer & Secretary
Dated: May 30, 2008

PROXY	CONVERA CORPORATION PROXY	PROXY
1921 GALLOWS ROAD, SUITE 200
VIENNA, VIRGINIA 22182
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned holder of Common Stock of Convera Corporation (the “Company”) hereby constitutes and appoints Patrick C. Condo and Matthew G. Jones and each of them, attorneys and proxies with full power of substitution to each, for and in the name of the undersigned to vote the shares of Common Stock of the Company, which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Company’s corporate headquarters located at 1921 Gallows Road, Suite 200, Vienna, Virginia 22182 on Thursday, July 24, 2008 at 10:00 a.m., local time, or at any and all adjournments thereof, on all matters as may properly come before the meeting. The undersigned hereby revokes any and all proxies heretofore given with respect to such meetings.
Each of such attorneys and proxies present at the meeting shall and may exercise the powers granted hereunder.
Receipt is acknowledged of the Notice of Annual Meeting of Stockholders dated May 30, 2008 and the Proxy Statement accompanying said notice.
Said attorneys are hereby instructed to vote as specified below. If no specification is made, this proxy will be a vote FOR Item I on the reverse side.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

CONVERA CORPORATION

July 24, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Sing, date and mail your proxy card in the envelope provided as soon as possible
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TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions.  Have your proxy card available when you call.
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INTERNET - Access "www.voteproxy.com" and follow the on-screen instrucions.  Have your proxy card available when you access the web page.
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IN PERSON - you may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE [X]

1. Election of the following eleven (11) nominees to serve as directors until the next Annual Meeting of Stockholders and until their successors are elected and qualified.

NOMINEES:
[__]	FOR ALL NOMINEES	Ronald J. Whittier	(__)
		Herbert A. Allen	(__)
[__]	WITHHOLD AUTHORITY	Herbert A. Allen III	(__)
	FOR ALL NOMINEES	Patrick C. Condo	(__)
		John C. Botts	(__)
[__]	FOR ALL EXCEPT	Eli S. Jacobs	(__)
	(See instructions below)	Donald R. Keough	(__)
		Ajay Menon	(__)
		Carl J. Rickertsen	(__)
		Jeffrey White	(__)
		Alexander F. Parker	(__)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here.(X)

2. In their discretion, to vote upon such other matters as may properly come before the meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [__]

Signature of Stockholder	Date:

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.